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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2001 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Tulsa, Oklahoma
May 22, 2001